UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012 (December 14, 2012)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On December 14, 2012, Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Company,” “we,” “our” or “us”) entered into the Second Amendment to the Second Amended and Restated Advisory Management Agreement (the “Second Amendment”) with Behringer Harvard Opportunity Advisors I, LLC, an affiliated Texas limited liability company that serves as our advisor (the “Advisor”).  The Second Amendment is effective as of January 1, 2013.  Under the Second Amendment, the monthly asset management fee payable by us to the Advisor is reduced from one-twelfth of 0.60% of Aggregate Asset Value (as defined in the Second Amended and Restated Advisory Management Agreement as amended (the “Advisory Agreement”)) to one-twelfth of 0.575% of Aggregate Asset Value.  In addition, the Second Amendment also provides that the assets considered in the calculation of the monthly asset management fee will exclude the Royal Island and Alexan Black Mountain development projects.

Also on December 14, 2012, we renewed the Advisory Agreement, as amended, through December 31, 2013.  However, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ prior written notice.  Other than as described above, the terms of the Advisory Agreement remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: December 19, 2012	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel & Secretary